                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                            CALIFORNIA COASTAL COMMUNITIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                      CALIFORNIA COASTAL COMMUNITIES, INC.
                         6 EXECUTIVE CIRCLE, SUITE 250
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2001

                            ------------------------

    The annual meeting of stockholders (the "Annual Meeting") of California Coastal Communities, Inc., a Delaware corporation (the "Company") will be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware, on May 15, 2001, commencing at 9:30 a.m. local time, to consider and act upon the following:

        (1) To elect four directors of the Company, each for a term of one year.

        (2) To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company.

        (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Holders of record of the Company's Common Stock at the close of business on April 2, 2001 will be entitled to receive notice of, and to vote at the Annual Meeting, or any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          [/S/ SANDRA G. SCIUTTO]

                                          Sandra G. Sciutto
                                          SENIOR VICE PRESIDENT,
                                          CHIEF FINANCIAL OFFICER
                                          AND SECRETARY

Irvine, California
April 9, 2001

--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS OF CALIFORNIA COASTAL COMMUNITIES, INC. RECOMMENDS THAT YOU VOTE FOR THE FOREGOING PROPOSALS.

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

--------------------------------------------------------------------------------

                      CALIFORNIA COASTAL COMMUNITIES, INC.
                     6 EXECUTIVE CIRCLE, SUITE 250 IRVINE,
                                CALIFORNIA 92614

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                                                   April 9, 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of California Coastal Communities, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware on May 15, 2001, at 9:30 a.m., local time, and at any adjournment thereof. This Proxy Statement and the related proxy card are first being sent to the Company's stockholders on or about
April 9, 2001.

                       ACTION TO BE TAKEN UNDER THE PROXY

    At the Annual Meeting, the holders of shares of the Company's Common Stock, par value $.05 per share (the "Common Stock") will be asked to consider and vote upon (i) the election of Messrs. Burnaman, Pacini, Sabin and Talbot to the Board; and (ii) the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 2001.

    All proxies in the enclosed form that are properly executed and returned to the Company will be voted at the Annual Meeting or any adjournments thereof in accordance with any specifications thereon, or, if no specifications are made, will be voted FOR approval of the proposals set forth in the Notice of Annual Meeting of Stockholders. Any proxy may be revoked by any stockholder who attends the meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date to the Secretary of the Company.

    Management does not know of any matters other than those set forth herein which may come before the Annual Meeting. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matters.

                               PROXY SOLICITATION

    The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will provide reimbursement for the cost of forwarding the material in accordance with customary charges. The Company has retained Shareholder Services to aid in the solicitation of proxies, including soliciting proxies from brokerage firms, banks, nominees, custodians and fiduciaries. The fees of such firm will aggregate approximately $750 plus out-of-pocket costs and expenses.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    Holders of record of the Company's Common Stock at the close of business on April 2, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting with respect to all matters properly presented at the Annual Meeting. Holders of the Common Stock are entitled to one vote for each share held on each such matter at the Annual Meeting. A stockholders' list will be available for examination by stockholders at the Annual Meeting.

    As of the Record Date, there were 10,058,589 shares of Common Stock issued and outstanding. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A plurality of the votes cast is required to elect the directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for its fiscal year ending December 31, 2001.

    A proxy submitted by a stockholder may indicate that all or a portion of the shares of Common Stock represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such non-voted shares will count for purposes of determining the presence of a quorum.

    The following table sets forth, as of April 2, 2001, the name and address of each person believed to be a beneficial interest holder of more than 5% of the Common Stock, the number of shares beneficially owned and the percentage so owned. Except as set forth below, management knows of no person who, as of April 2, 2001, owned beneficially more than 5% of the Company's outstanding Common Stock.

                                      NAME AND ADDRESS OF                AMOUNT AND NATURE OF   PERCENT OF
TITLE OF CLASS                    BENEFICIAL INTEREST HOLDER             BENEFICIAL OWNERSHIP     CLASS
--------------          -----------------------------------------------  --------------------   ----------
Common Stock            ING Baring (U.S.) Capital Corporation             1,930,684 shares(1)      19.2%
                        55 East 52nd Street, 7th Floor
                        New York, NY 10055
Common Stock            Credit Suisse First Boston                        1,439,551 shares(2)      14.3%
                        Uetlibergstrasse 231
                        P.O. Box 900
                        CH-8045 Zurich, Switzerland
Common Stock            Merrill Lynch & Co., Inc.                         1,038,259 shares(3)      10.3%
                        World Financial Center, North Tower
                        250 Vesey Street
                        New York, NY 10281
Common Stock            Asher B. Edelman                                    905,619 shares(4)       9.0%
                        717 Fifth Avenue
                        New York, NY 10022
Common Stock            Lone Star Securities Fund, L.L.C.                   785,100 shares(5)       7.8%
                        600 North Pearl St., Ste. 1550
                        Dallas, TX 75201

------------------------

(1) According to Schedule 13D, Amendment No. 1 dated July 23, 1998, ING Baring (U.S.) Capital Corporation is the beneficial owner of 1,930,684 shares.

(2) According to Schedule 13G, Amendment No. 2 dated February 16, 1999, Credit Suisse First Boston is the beneficial owner of 1,439,551 shares.

(3) According to Schedule 13G, dated February 12, 1999, Merrill Lynch & Co., Inc. is the beneficial owner of 1,038,259 shares.

(4) According to Schedule 13D (Amendment No. 4) dated February 3, 2000 filed jointly with the SEC by Mr. Asher B. Edelman; Edelman Value Partners, L.P.; Edelman Value Fund, Ltd.; and Wimbledon Edelman Select Opportunities Hedged Fund, Ltd. (collectively, "Edelman") and other information provided to the Company, Edelman is the beneficial owner of 905,619 shares.

(5) According to Schedule 13G dated August 18, 1998, Lone Star Securities Fund, L.L.C. is the beneficial owner of 785,100 shares.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of Thomas W. Sabin, Jr. (Chairman), Phillip R. Burnaman II, Raymond J. Pacini and J. Thomas Talbot. Under the Restated Certificate of Incorporation and the Amended Bylaws of the Company, the four members of the Board of Directors have each been elected for one year. The directors to be elected at the 2001 Annual Meeting will be elected for a one-year term expiring in 2002.

    Upon recommendation of the Nominating Committee, the Board of Directors has nominated Messrs. Burnaman, Pacini, Sabin and Talbot, whose current terms expire at the 2001 Annual Meeting, for election as directors. If any nominee should be unavailable for election at the Annual Meeting, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

    Information about the nominees for election as directors and the incumbent directors, including biographical and employment information, is set forth below:

NOMINEES FOR ELECTION AS DIRECTORS

    Phillip R. Burnaman II, 41, has been a Director of the Company since September 1997. Mr. Burnaman is a Senior Managing Director of ING Barings Services Limited (investment management/ proprietary trading) which is a subsidiary of the ING Group, an Amsterdam-based banking, investment banking and insurance institution. Mr. Burnaman was Managing Director and global head of the Strategic Trading Platform of ING Barings from February 1994 until
February 2001, and was a whole loan commercial mortgage trader for Citicorp Securities prior to 1994.

    Raymond J. Pacini, 45, has been a Director, President and Chief Executive Officer of the Company since May 1998. Since prior to 1996 until May 1998 he was Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Pacini is also a director of Metalclad Corporation, a company in the business of waste treatment, asbestos removal and insulation installation.

    Thomas W. Sabin, Jr., 43, has been a Director of the Company since
September 1997. Mr. Sabin is also President of Thomas Sabin, Inc. and Manager and Vice President of GSSW-REO, L.L.C., a real estate limited liability company. Prior to 1996, Mr. Sabin operated GSSW, L.P., a limited partnership, the purpose of which was to acquire real estate assets from the Resolution Trust Corporation. Mr. Sabin is also former President of Southmark Equities Corporation.

    J. Thomas Talbot, 65, has been a Director of the Company since August 1993. Mr. Talbot has also been owner of The Talbot Company, an investment and asset management company since prior to 1996. Mr. Talbot was also Chief Executive Officer of HAL, Inc., the parent company of Hawaiian Airlines prior to 1996 and is a director of The Hallwood Group, Inc., a corporate rescue firm; Fidelity National Financial, Inc., a title company; and Metalclad Corporation.

    Information about the beneficial ownership of the Common Stock as of April 2, 2001 by each nominee, director, executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group is set forth below:

                                                        SHARES OF      PERCENT OF
NAME OF BENEFICIAL INTEREST HOLDER                   COMMON STOCK(1)    CLASS(2)
----------------------------------                   ---------------   ----------
Thomas W. Sabin, Jr.(3)............................      239,500          2.34%
Raymond J. Pacini(4)...............................      332,425          3.24%
J. Thomas Talbot(5)................................       27,500             *
Sandra G. Sciutto(6)...............................       65,750             *
Directors and Executive Officers as a group (5
  persons including the above named)...............      665,175          6.27%
                                                         =======

------------------------

(1) The persons indicated have sole voting and investment power with respect to shares listed. In addition to the specific shares indicated in the following footnotes, this column includes shares held directly and shares subject to stock options which are exercisable and not subject to termination within 60 days.

(2) These percentages are calculated assuming the conversion of all securities convertible within 60 days into Common Stock, which are held by the executive officer or director listed above but not those held by others. Asterisks indicate beneficial ownership of 1% or less of the class.

(3) Includes options to purchase 237,500 shares of Common Stock granted pursuant to the Company's 1993 Stock Option/Stock Issuance Plan and which options are vested and are subject to certain restrictions on disposition.

(4) Includes 100,000 shares granted in May 1998 under a restricted stock grant and options to purchase 227,496 shares of Common Stock granted pursuant to the Company's 1993 Stock Option/Stock Issuance Plan and which options are vested and are subject to certain restrictions on disposition.

(5) Includes options to purchase 27,500 shares of Common Stock granted pursuant to the Company's 1993 Stock Option/Stock Issuance Plan and which options are vested and are subject to certain restrictions on disposition.

(6) Includes options to purchase 65,000 shares of Common Stock granted pursuant to the Company's 1993 Stock Option/Stock Issuance Plan and which options are vested and are subject to certain restrictions on disposition.

BOARD AND COMMITTEE MEETINGS

    The Company's Board of Directors met four times during 2000. All of the incumbent directors attended 100% of the meetings of the Board and committees of the Board during the periods that they served. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. During 2000, the Audit Committee met three times, the Compensation Committee met one time and the Nominating Committee met one time.

    The Audit Committee consists of Messrs. Burnaman, Sabin, and Talbot, with Mr. Talbot serving as Chairman. Each member is an independent director, as such is defined by the rules of the Nasdaq National Market. The Audit Committee is responsible for recommending the firm to be appointed as independent auditors to audit the Company's financial statements and to perform services related to the audit; reviewing the scope and results of the audit with the independent auditors; reviewing with management and the independent auditors the Company's year-end operating results; considering the adequacy of the internal accounting control procedures of the Company; reviewing the non-audit services to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The Audit Committee operates under a written charter adopted by the Board. The complete text of the charter is included in APPENDIX A to this Proxy Statement.

    The Compensation Committee consists of Mr. Burnaman serving as Chairman. It is responsible for the review, recommendation and approval of compensation arrangements for directors and executive officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans and arrangements of the Company and its subsidiaries.

    The Nominating Committee consists of Messrs. Burnaman, Sabin and Talbot, with Mr. Sabin serving as Chairman. It is responsible for the nomination of persons for election to the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. Stockholder recommendations may be sent to the Nominating Committee, Attention: Secretary, California Coastal Communities, Inc., 6 Executive Circle, Suite 250, Irvine, California 92614.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the 2001 fiscal year and hereby requests stockholders to ratify such appointment. Representatives of Deloitte & Touche LLP will not be present at the Annual Meeting.

AUDIT FEES

    The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for its audit of the Company's annual financial statements for the fiscal year ending December 31, 2000, and its review of the financial statements included in the Company's Forms 10-Q for that fiscal year, were $77,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Deloitte & Touche LLP did not provide any financial information systems design and implementation services for the Company during the most recent fiscal year.

ALL OTHER FEES

    Deloitte & Touche LLP provided tax consultation services to the Company during the most recent fiscal year. The aggregate fees billed for these services rendered by Deloitte & Touche LLP were $108,640.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

    The non-employee directors of the Company are entitled to receive cash compensation and compensation pursuant to the plans described below.

    CASH COMPENSATION. Non-employee directors of the Company are entitled to receive compensation of $30,000 per year, with no additional fees for attendance at Board or committee meetings. Messrs. Burnaman and Matlin declined such compensation during 2000. Employee directors are not paid any fees or additional compensation for service as members of the Board or any of its committees. All directors are reimbursed for expenses incurred in attending Board and committee meetings. Pursuant to the Deferred Compensation Plan for Non-Employee Directors, a non-employee director may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director's compensation for such calendar year credited to a deferred compensation account. Amounts credited to the director's account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the Board, or of a later calendar year specified by the director.

    CONSULTING AGREEMENT. Pursuant to an independent contractor consulting agreement effective February 1, 1998, Mr. Sabin receives a consulting fee equivalent to $120,000 per year. The agreement provides that Mr. Sabin provides consultation on strategic planning and analysis, identification and evaluation of development project opportunities and related financing, and counsel to the Company's staff.

    1993 STOCK OPTION/STOCK ISSUANCE PLAN. The Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") contains two separate equity incentive programs in which members of the Board may be eligible to participate:
(i) a Discretionary Option Grant Program, under which eligible non-employee members of the Board, along with officers, key employees and consultants, may be granted options to purchase shares of Common Stock, and (ii) a Director Fee Program, under which each non-employee member of the Board may elect to apply all or any portion of his or her annual retainer fee (currently $30,000) to the acquisition of unvested shares of Common Stock.

    Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements.

    PLAN ADMINISTRATION. The Discretionary Option Grant Program is administered by the Compensation Committee of the Board, which is comprised of one non-employee Board member appointed by the Board. The Compensation Committee, as "Plan Administrator," has complete discretion (subject to the express provisions of the 1993 Plan) to authorize stock option grants. All grants under the Director Fee Program are made in strict compliance with the express provisions of the program, and no administrative discretion is exercised by the Plan Administrator with respect to the grants or stock issuances made under that program.

    DISCRETIONARY OPTION GRANT PROGRAM. The principal features of the Discretionary Option Grant Program may be summarized as follows:

    The exercise price per share of the Common Stock subject to a stock option will not be less than 100% of the fair market value per share of that security on the grant date. No option will have a maximum term in excess of ten years measured from the grant date. The Plan Administrator has complete discretion to grant options (i) which are immediately exercisable for vested shares,
(ii) which are immediately exercisable for unvested shares subject to the Company's repurchase rights, or (iii) which become exercisable in installments for vested shares over the optionee's period of service. Non-employee members of the Board who serve as Plan Administrator are not eligible to participate in the Discretionary Option Grant Program.

    The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised for vested shares through a same-day sale program pursuant to which the purchased shares are to be sold immediately and a portion of the sale proceeds applied to the payment of the exercise price for those shares on the settlement date.

    Any option held by the optionee at the time of cessation of service will normally not remain exercisable beyond the limited period designated by the Plan Administrator (not to exceed 36 months) at the time of the option grant. During that period, the option will generally be exercisable only for the number of shares in which the optionee is vested at the time of cessation of service. For purposes of the 1993 Plan, an individual will be deemed to continue in service for so long as that person performs services on a periodic basis for the Company or any parent or subsidiary corporations, whether as an employee, a non-employee member of the Board or an independent consultant or advisor.

    The Plan Administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    Any unvested shares of Common Stock are subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares. The Plan Administrator has complete discretion in establishing the vesting schedule for any such unvested shares and has full authority to cancel the Company's outstanding repurchase rights with respect to those shares in whole or in part at any time.

    The optionee is not to have any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the purchased shares. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee.

    The Plan Administrator may grant options with stock appreciation rights. Stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such vested shares. Such appreciation distribution may, in the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

    DIRECTOR FEE PROGRAM. Under the Director Fee Program, each individual serving as a non-employee Board member is eligible to elect to apply all or any portion of the annual retainer fee otherwise payable in cash to such individual (currently $30,000) to the acquisition of unvested shares of Common Stock. The non-employee Board member must make the stock election prior to the start of the calendar year for which the election is to be in effect. On the first trading day in January of the calendar year for which the election is in effect, the portion of the retainer fee subject to such election will be applied to the acquisition of the selected shares of Common Stock by dividing the elected dollar amount by the closing selling price per share of Common Stock on that trading day. The issued shares will be held in escrow by the Company until the individual vests in those shares. The non-employee Board member will have full stockholder rights, including voting and dividend rights, with respect to all issued shares held in escrow on his or her behalf.

    Upon completion of each calendar quarter of Board service during the year for which the election is in effect, the non-employee Board member will vest in one-fourth of the issued shares, and the stock certificate for those shares will be released from escrow. Immediate vesting in all the issued shares will occur in the event the individual dies or becomes disabled during his or her period of Board service or certain changes in control or ownership of the Company are effected during such period. Should the Board member cease service prior to vesting in one or more quarterly installments of the issued shares, then those installments will be forfeited, and the individual will not be entitled to any cash payment from the Company with respect to the forfeited shares.

    In 2000 no shares were received in lieu of the cash retainer fee.

    FINANCIAL ASSISTANCE. The Plan Administrator may institute a loan program in order to assist one or more optionees in financing their exercise of outstanding options under the Discretionary Option Grant Program. The form in which such assistance is to be made available (including loans or installment payments) and the terms upon which such assistance is to be provided will be determined by the Plan Administrator. However, the maximum amount of financing provided any individual may not exceed the amount of cash consideration payable for the issued shares plus all applicable Federal, state and local income and employment taxes incurred in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the individual's period of service.

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE. The following table summarizes the compensation paid during the previous three fiscal years to the Chief Executive Officer and the Company's other executive officers whose salary and bonus during 2000 exceeded $100,000 (the "Named Executives") for services in all capacities to the Company.

                                                                               LONG-TERM COMPENSATION AWARDS
                                                                         ------------------------------------------
                                    ANNUAL COMPENSATION                  RESTRICTED
                                    -------------------   OTHER ANNUAL   STOCK AWARD     1993 PLAN      ALL OTHER
                                     SALARY     BONUS     COMPENSATION      (# OF         OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION          ($)(1)      ($)          ($)          SHARES)     (# OF SHARES)       ($)
---------------------------         --------   --------   ------------   -----------   -------------   ------------
Raymond J. Pacini ........   2000   $284,600         --           --            --             --               --
  President and Chief        1999    284,600         --           --            --         75,000               --
  Executive Officer          1998    279,068         --           --       100,000(2)          --       $1,058,446(2)

Sandra G. Sciutto ........   2000   $156,600   $ 75,000           --            --             --               --
  Senior Vice President and  1999    156,600     75,000           --            --         30,000               --
  Chief Financial Officer    1998    148,267     26,000           --            --         50,000               --

------------------------

(1) Includes auto allowance and amounts electively deferred by each Named Executive under the Company's 401(k) Plan.

(2) In May 1998 Mr. Pacini was granted a restricted stock award of 100,000 shares valued at $1,137,500 at the date of grant. In conjunction with the grant, Mr. Pacini also received a tax equalization payment in the gross amount of $1,058,446. As of December 31, 2000, the 100,000 shares of restricted stock were valued at $300,000.

    Pursuant to employment agreements currently in effect, Mr. Pacini and Ms. Sciutto are entitled to receive base salaries of $275,000 and $165,000, respectively, and Ms. Sciutto is entitled to receive an incentive bonus of up to $75,000 upon the completion of certain performance targets agreed upon by Ms. Sciutto and the Company. The term of the employment agreements expires on April 30, 2003. If the employment of Mr. Pacini or Ms. Sciutto is terminated without cause, then they are entitled to a severance payment equal to their annual base salary for the remainder of the term of their employment agreement plus medical insurance for twelve months after such termination. In addition, Ms. Sciutto is entitled to the full amount of any unpaid target bonus payments, and Mr. Pacini is entitled to immediate vesting of the right to exercise the options granted to him and the immediate removal of all restrictions applicable to any stock that may be restricted on the date of such termination.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE. The following table sets forth information for each Named Executive with regard to the aggregate stock options exercised during the 2000 fiscal year, and stock options held as of December 31, 2000.

                                                                 NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                      VALUE     UNDERLYING UNEXERCISED       IN THE MONEY
                                   SHARES ACQUIRED   REALIZED        OPTIONS/SARS            OPTIONS/SARS
NAME                               ON EXERCISE (#)    ($)(1)         AT FY-END(2)          AT FY-END ($)(2)
----                               ---------------   --------   ----------------------   --------------------
Raymond J. Pacini................         --            --              264,996                      --
Sandra G. Sciutto................         --            --               80,000                      --

------------------------

(1) Market value of underlying securities on exercise date, minus the exercise price.

(2) Based upon market value of $3.00 for the Common Stock as of December 31, 2000 less the aggregate exercise price payable for such shares. On
    December 31, 2000, 227,496 options granted to Mr. Pacini were exercisable, and 65,000 options granted to Ms. Sciutto were exercisable. Such individuals held no stock appreciation rights at the end of such fiscal year.

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee, and its members are named below. No member of the Compensation Committee was at any time during the 2000 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

    THE FOLLOWING REPORTS OF THE COMPENSATION COMMITTEE AND AUDIT COMMITTEE (EXCEPT AS TO INFORMATION CONCERNING THE AUDITORS' ALLOCATION OF TIME AND FEES AND CONSIDERATION OF THEIR IMPACT (IF ANY) ON INDEPENDENCE AND TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN) AND STOCK PRICE PERFORMANCE COMPARISON GRAPH SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF THE COMPENSATION COMMITTEE

    The overall objectives of the Company's compensation program are to retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to maximize the link between executive and stockholder interests through an equity based plan and to recognize individual contributions as well as overall business results.

    The key elements of the Company's compensation program consist of fixed compensation in the form of base salary, and variable compensation in the forms of restricted stock grants, stock options, and annual incentive compensation. An executive officer's annual base salary represents the fixed component of their total compensation; however, variable compensation is intended to comprise a substantial portion of an executive's total compensation. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including any pension benefits, insurance and other benefits, as well as the programs described below.

    BASE SALARIES. Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent including, where appropriate, a comparison to base salaries for comparable positions at other companies, and to historical levels of salary paid by the Company and its predecessors.

    Salary adjustments are based on a periodic evaluation of the performance of the Company and of each executive officer, and also take into account new responsibilities as well as changes in the competitive market place. The Compensation Committee, where appropriate, also considers non-financial performance measures.

    CEO COMPENSATION. The base salary established for the Company's Chief Executive Officer, Mr. Pacini, reflects the Committee's policy to maintain a level of stability and certainty with respect to the CEO's base salary from year to year. In setting the CEO's base salary in 1998, the Committee sought to closely align Mr. Pacini's compensation with the interests of stockholders in maximizing the value of the Company. Therefore, Mr. Pacini's compensation package was structured to have his base salary compensation play a less central role by reason of a restricted stock award of 100,000 shares in 1998 and grants of stock options for 189,996 and 75,000 shares in 1998 and 1999, respectively. The stock award and stock options are also intended to provide the bonus component of Mr. Pacini's total compensation. The CEO's current base salary has not increased since 1998 and is below the average of the surveyed compensation data for similarly situated chief executive officers in the industry.

    ANNUAL INCENTIVE COMPENSATION AWARDS. The Compensation Committee does not currently plan to grant annual incentive compensation awards to the CEO given the objective of tying the CEO's variable compensation to the Company's stock performance through the granting of restricted stock and options described above. The variable compensation payable annually to the CFO is intended to consist principally of annual incentive compensation awards, based on various individual performance objectives established by the CEO and the Compensation Committee.

    OTHER INCENTIVE COMPENSATION. Each option grant is designed to align the interests of the executive with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the executive's tenure, level of responsibility and relative position in the Company. The Compensation Committee has established certain general guidelines in making option grants to the executives in an attempt to target a fixed number of option shares based upon the individual's position with the Company and their existing holdings of options. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant.

    The Compensation Committee
    of the Board of Directors:
    Phillip R. Burnaman, Chairman

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee reviewed and discussed with management of the Company and Deloitte & Touche LLP the audited financial statements of the Company contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Management is responsible for the Company's internal controls and the financial reporting process. Deloitte & Touche LLP is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    The Audit Committee discussed with Deloitte & Touche LLP the matters required by Codification of Statements on Auditing Standards No. 61. The Audit Committee also received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and discussed with that firm its independence from the Company. The Audit Committee discussed with management of the Company and Deloitte & Touche LLP such other matters and received such assurances as the Audit Committee deemed appropriate.

    The Audit Committee considered the effect that provision of the services described under "All Other Fees" may have on the independence of Deloitte & Touche LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Deloitte & Touche LLP as the Company's principal accountants.

    Based on the foregoing review and discussions and a review of the report of Deloitte & Touche LLP, and relying thereon, the Audit Committee recommended the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

    The Audit Committee
    of the Board of Directors:

    J. Thomas Talbot, Chairman
    Philip R. Burnaman
    Thomas W. Sabin

STOCK PRICE PERFORMANCE COMPARISON

    The following graph illustrates the return during the past five years that would have been realized on December 31 of each year (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1995 in each of
(i) the Company's Common Stock, (ii) a peer group index ("Real Estate Index"), which consists of nine real estate development and homebuilding companies, and
(iii) the Media General Composite Market Value Index ("Media General Index").

    The Company's peer group index includes the following companies: Capital Pacific Holdings, Inc., Castle & Cook Inc., Catellus Development Corporation, Fortess Group, Inc., Newhall Land and Farming, St. Joe Company, Standard Pacific Corporation, Tejon Ranch Company and William Lyon Homes.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
             THE COMPANY, REAL ESTATE INDEX AND MEDIA GENERAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

FISCAL YEAR ENDING  THE COMPANY  REAL ESTATE INDEX  MEDIA GENERAL INDEX
1995                    $100.00            $100.00              $100.00
1996                     $40.00            $121.08              $120.77
1997                     $39.61            $187.18              $156.82
1998                     $22.80            $149.08              $191.71
1999                     $21.60            $147.82              $233.86
2000                      $9.60            $163.59              $211.11

                              CERTAIN TRANSACTIONS

    None.

                                 OTHER MATTERS

SUBMISSION OF PROPOSALS FOR 2002 ANNUAL MEETING

    Stockholders may submit proposals on matters appropriate for stockholder action at the Company's Annual Meetings, consistent with regulations adopted by the Securities and Exchange Commission and the By-Laws of the Company. Proposals to be considered for inclusion in the proxy statement for the 2002 Annual Meeting must be received by the Company at its principal executive office no later than December 10, 2001. Stockholders wishing to present a proposal in person at the 2002 Annual Meeting must give the Company written notice of their proposal no later than February 23, 2002. Proposals and notices should be directed to the attention of the Secretary, California Coastal
Communities, Inc., 6 Executive Circle, Suite 250, Irvine, California 92614.

COMPLIANCE WITH SECTION 16(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

    Section 16 of the Securities and Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that there was compliance for the fiscal year ended December 31, 2000 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners.

ANNUAL REPORT

    The Company's 2000 Annual Report on Form 10-K, together with this Proxy Statement and the Letters to Shareholders, are being mailed to all stockholders of the Company of record on April 2, 2001, the record date for voting at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          [/S/ SANDRA G. SCIUTTO]

                                          SANDRA G. SCIUTTO

                                          SENIOR VICE PRESIDENT,
                                          CHIEF FINANCIAL OFFICER
                                          AND SECRETARY

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

                                  ORGANIZATION

    There shall be a committee of the Board of Directors ("Board") for CALIFORNIA COASTAL COMMUNITIES, INC., a Delaware corporation ("Corporation"), to be known as the Audit Committee ("Committee"). The Committee shall be composed of directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member.

    The Committee shall be comprised of three (3) or more directors as determined by the Board. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

                                    PURPOSE

    The Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. It shall be the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Corporation. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels.

    While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's business conduct guidelines.

    In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

    The Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

    - Review and appraise the audit efforts of the Corporation's independent accountants and financial management of the corporation.

    - Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board.

    The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

                                    MEETINGS

    The Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or its chair should meet with the independent accountants and management annually to review the Corporation's financials in accordance with Section IV(3) below.

                          RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Committee shall:

    DOCUMENTS/REPORTS REVIEW

    (a) Review and update this Charter periodically (at least annually) as conditions dictate.

    (b) Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

    (c) Review with financial management and the independent accountants, the Annual Report on Form 10-K prior to its filing or prior to the release of earnings. The chairman of the Committee may represent the entire Committee for purposes of this review.

    (d) Issue annually a report to be included in the Corporation's proxy statement as required by the rules of the Securities and Exchange Commission.

    (e) Discuss with management and/or the Corporation's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Corporation's financial statements, and any material reports or inquires from regulatory or governmental agencies.

    INDEPENDENT ACCOUNTANTS

    (f) Recommend to the Board the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants independence. The Committee shall be responsible for obtaining a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1.

    (g) Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

    (h) Periodically consult with the independent accountants out of the presence of financial management about internal controls and the fullness and accuracy of the Corporation's financial statements.

    FINANCIAL REPORTING PROCESSES

    (i) In consultation with the independent accountants and the financial management, review the integrity of the Corporation's financial reporting processes, both internal and external.

    (j) Consider the independent accountants judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

    (k) Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, or financial management.

    PROCESS IMPROVEMENT

    (l) Establish regular and separate systems of reporting to the Committee by each of financial management, and the independent accountants regarding any significant judgments made in financial management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

    (m) Following completion of the annual audit, review separately with each of financial management, and the independent accountants, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

    (n) Review any significant disagreement among financial management and the independent accountants in connection with the preparation of the financial statements.

    (o) Review with the independent accountants and financial management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented; provided such review shall be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

    COMPLIANCE

    (p) Review activities, organizational structure, and qualifications of financial management of the corporation.

    (q) Perform any other activities consistent with this Charter, the Corporation's by-laws and governing law, as the Committee or the Board deem necessary or appropriate.

                      CALIFORNIA COASTAL COMMUNITIES, INC.

                          ANNUAL MEETING MAY 15, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     Raymond J. Pacini is hereby authorized to vote all shares of Common Stock of California Coastal Communities, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of California Coastal Communities, Inc. to be held on Tuesday, May 15, 2001 and at any adjournments, as specified on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.


              (Please mark this proxy and sign and date it on the reverse side hereof and return it in the enclosed envelope.)



--------------------------------------------------------------------------------
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

A VOTE FOR PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS

1. Election of Directors with terms expiring at the Annual Meeting in 2002.

          FOR ALL NOMINEES                   WITHHOLD
            LISTED BELOW                    AUTHORITY
         (EXCEPT AS MARKED           TO VOTE FOR ALL NOMINEES
          TO THE CONTRARY)                 LISTED BELOW

               / /                             / /

NOMINEES: Phillip R. Burnaman II, Raymond J. Pacini, Thomas W. Sabin, Jr. and
          J. Thomas Talbot

(Instructions: To withhold authority to vote for any nominee, write that nominee's name on the line below.)

-------------------------------------------------------------------------------

2. Ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2001.

               FOR             AGAINST             ABSTAIN

               / /               / /                 / /

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   Please sign name below exactly as imprinted (do not print).

   Please indicate any change or address.





SIGNATURE(S)                    SIGNATURE(S)                 DATE       , 2001
            -------------------             ----------------     -------

NOTE: EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE
      CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

--------------------------------------------------------------------------------
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